Ridgepost Capital Reports Fourth Quarter and Full Year 2025 Earnings Results

Record Full Year Fundraising and Deployment of $5.1 Billion

Fee-Paying AUM increased 15% year over year

DALLAS, February 12, 2026 (GLOBE NEWSWIRE) – Ridgepost Capital, Inc (NYSE: RPC) (“Ridgepost Capital” or the “Company”), a leading private markets solutions provider, today reported financial results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights

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Revenue: $81.0 million compared to $85.0 million in the prior year.
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Fee-Related Revenue: $81.0 million compared to $85.0 million in the prior year.
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Fee-Paying Assets Under Management: $29.4 billion, a 15% increase year over year.
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GAAP Net Income: $11.0 million compared to $5.7 million in the prior year.
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Fee-Related Earnings: $39.0 million compared to $42.7 million in the prior year.
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Adjusted Net Income: $30.2 million compared to $35.3 million in the prior year.
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Fully Diluted GAAP EPS: $0.09 compared to $0.05 in the prior year.
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Fully Diluted ANI per share: $0.26 compared to $0.30 in the prior year.

Fiscal Year End 2025 Financial Highlights

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Revenue: $297.3 million compared to $296.4 million in the prior year.
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Fee-Related Revenue: $297.3 million compared to $291.3 million in the prior year.
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Fee-Paying Assets Under Management: $29.4 billion, a 15% increase year over year.
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GAAP Net Income: $23.0 million compared to $19.7 million in the prior year.
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Fee-Related Earnings: $141.1 million compared to $142.1 million in the prior year.
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Adjusted Net Income: $108.9 million compared to $120.2 million in the prior year.
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Fully Diluted GAAP EPS: $0.17 compared to $0.16 in the prior year.
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Fully Diluted ANI per share: $0.92 compared to $1.00 in the prior year.

A presentation of the quarterly financials may be accessed here and is available on the Company’s website.

“Today marks our first earnings report as Ridgepost Capital, an identity that represents the work we’ve done over the past few years to expand our platform and integrate our strategies,” said Luke Sarsfield, Ridgepost Capital Chairman and Chief Executive Officer. “During 2025, we raised and deployed a record $5.1 billion in organic gross new fee-paying assets and exceeded our initial annual organic fundraising guidance by over $1 billion. Additionally, subsequent to quarter end, we advanced our long-term strategy of partnering with best-in-class investment managers with the announced acquisition of Stellus Capital Management, adding a leading direct lending franchise to our platform. These milestones, along with the opening of our Dubai office and collaboration with CAIS, enable us to meaningfully increase our global footprint, scale our platform with intention, and capture the growing demand for alternatives in the wealth ecosystem.”

ridgepostcapital.com

Stock Repurchase Program

In the fourth quarter, the Company repurchased approximately 522,728 shares at an average price of $9.54 per share. In 2025, the Company repurchased approximately 4,348,949 shares at an average price of $10.91 per share, for a total of $47.4 million in the year. The repurchase activity left approximately $21 million available under the repurchase authorization at the end of the fourth quarter.

Declaration of Dividend

The Board of Directors of the Company has declared a quarterly cash dividend of $0.0375 per share on Class A and Class B common stock, payable on March 20th, 2026, to the holders of record as of the close of business on February 27th, 2026.

Conference Call Details

The Company will host a conference call at 8:30 a.m. Eastern Time on Thursday, February 12, 2026. All participants must register prior to joining the event.

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To join and view the live webcast, please register here.
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To join by telephone, please register here.

For those unable to participate in the live event, a replay will be made available on Ridgepost Capital’s investor relations page at www.ridgepostcapital.com.

About Ridgepost Capital

Ridgepost Capital (NYSE: RPC) is a leading private markets solutions provider with over $43 billion in assets under management as of December 31, 2025. Ridgepost Capital invests across Private Equity, Private Credit, and Venture Capital in access-constrained strategies, with a focus on the middle and lower-middle market. Ridgepost Capital’s products have a global investor base and aim to deliver compelling risk-adjusted returns. For additional information, please visit www.ridgepostcapital.com.

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different, including risks related to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire, including Stellus Capital Management, LLC; assumptions relating to our operations, financial results, financial condition, business prospects and growth strategy; the timing and amount of any share repurchases and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2025, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Use of Non-GAAP Financial Measures by Ridgepost Capital

The non-GAAP financial measures contained in this press release (including, without limitation, Fee-Related Revenue (“FRR”), Fee-Related Earnings (“FRE”), Fee-Related Earnings Margin, Adjusted Net Income (“ANI”), and Fully Diluted ANI per share) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included later in this press release. The Company believes the presentation of these non-GAAP measures provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. These non-GAAP measures should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Key Financial & Operating Metrics

Fee-paying assets under management reflect the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation.

Ridgepost Capital Investor Contact:
info@ridgepostcapital.com

Ridgepost Capital Media Contact:
Josh Clarkson

Taylor Donahue
pro-ridgepost@prosek.com

Reconciliation of Non-GAAP Financial Measures

(1) Fully Diluted ANI per share calculations include the total of all common stock, outstanding restricted stock units and stock options under the treasury stock method, and the redeemable non-controlling interests of Ridgepost Capital, LLC converted to Class A stock as of each period presented.

Notes to Reconciliation of Non-GAAP Financial Measures

Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

We use Adjusted Net Income, or ANI, Fee-Related Revenue, Fee-Related Earnings and Fee-Related Earnings Margin to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects an estimate of our cash flows generated by our core operations. ANI is calculated as Fee-Related Earnings, plus Non-Fee Related Income, less strategic alliance noncontrolling interests expense, less actual cash paid for interest and federal, state, and foreign income taxes.

In order to compute Fee-Related Earnings, we adjust our GAAP Net Income for certain items, including:

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Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation);
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Earn out related compensation;
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The cost of financing our business;
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One-time expenses related to restructuring of the management team including placement/search fees;
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Expenses related to one-time technical accounting matters;

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Acquisition-related expenses which reflect the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition;
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The effects of income taxes; and
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Non-Fee Related Income.

Fee-Related Revenue is calculated as Total Revenues less Non-Fee Related Revenue.

Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses.

Fee-Related Earnings Margin is calculated as Fee-Related Earnings divided by Fee-Related Revenue.

Adjusted Net Income reflects net cash paid for federal and state income taxes and cash interest expense.